UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2005


                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                    0-19437                    11-2962080
          --------                    -------                    ----------
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)              File No.)               Identification No.)


     20 East Sunrise Highway, Valley Stream, New York              11581
     ------------------------------------------------              -----
       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (516) 568-0100


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 12, 2005, Cellular Technical Services Company, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with the purchasers identified on Exhibit A thereto (the "Purchasers"). Pursuant to the Agreement, the Company sold to the Purchasers an aggregate of 1,900,000 shares, or 43% of the outstanding shares, of the common stock of the Company, par value $0.001 per share (the "Common Stock"). The purchase price for the sale of the Common Stock was $0.75 per share in cash for an aggregate price of $1,425,000. Pursuant to the Agreement, the Company also agreed to appoint three designees of the Purchasers to its board of directors, two of whom have been appointed. The Company has agreed to sell to one of the Purchasers an additional 200,000 shares under the Agreement on the same terms and conditions.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to the response in Item 1.01 above. Each of the Purchasers is an accredited investor, as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act"). The Common Stock issued under the transaction was not registered under the Act, and was issued in reliance upon the exemption from registration afforded by Rule 506 of Regulation D promulgated under the Act. There were no underwriting discounts or commissions payable in connection with the transaction.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to the Agreement, Frost Gamma Investments Trust ("Frost Trust") purchased 1,400,000 shares of Common Stock for a cash purchase price of $1,050,000, or 32% of the outstanding shares of Common Stock. Dr. Phillip Frost controls Frost Trust. As beneficial owner of 32% of the outstanding shares of Common Stock of the Company and a member of the board of directors of the Company, Dr. Frost may be deemed a controlling person of the Company. The Frost Trust used its own funds to make the purchase.

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On April 12, 2005, Barry J. Beil notified the Company of his resignation from the Company's board of directors. As of such date, Mr. Beil was a member of the Compensation and Stock Option Committee and the Audit Committee.

         Pursuant to the Agreement, on April 12, 2005, Phillip Frost, M.D. and Richard C. Pfenniger, Jr. were nominated and elected to serve on the board of directors of the Company as Class I and III directors, respectively, to hold office until the annual meeting of stockholders of the Company in 2007 and 2006, respectively, or until their respective successors are elected and qualify.

         Dr. Frost, as indicated in response to Item 5.01 above, controls the Frost Trust and, as such, has an indirect material interest in the 1,400,000 shares of Common Stock acquired by the Frost Trust under the Agreement. Mr. Pfenniger has a direct material interest in 100,000 shares of Common Stock which were purchased by him under the Agreement.

                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 15, 2005             CELLULAR TECHNICAL SERVICES COMPANY, INC.


                                    By: /s/ Stephen Katz
                                        ----------------------------------------
                                        Name:  Stephen Katz
                                        Title: Chief Executive Officer